TARGOBANK AG

Heinrich-von-Brentano-Straße 2, 55130 Mainz, Germany

and

Constellium Rolled Products Singen GmbH & Co. KG,

Alusingen-Platz 1, 78224 Singen, Germany

AMENDEMENT AGREEMENT

to a Factoring Agreement (dated 27 May 2016)

This Amendment Agreement (the "**Agreement**") is dated 30th June 2022, and entered into between

(1) **TARGOBANK AG**, Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany, (hereafter referred to as „**TBAG**"); and

(2) **CONSTELLIUM ROLLED PRODUCTS SINGEN GMBH & CO. KG**, registered with the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) of Freiburg i.Br., with registration number HRA 704399, having its registered seat at Alusingen-Platz 1, 78224 Singen, Germany (hereafter referred to as the "**Originator**").

TBAG and the Originator are hereafter referred to as the "**Parties**".

WHEREAS:

(1) TBAG as purchaser and the Originator as seller entered into a factoring agreement on 27 May 2016 (as amended and/or restated from time to time), pursuant to which the Originator sells certain receivables to TBAG (the "**Factoring Agreement**").

(2) TBAG has also entered into a factoring agreement with Constellium Extrusions Deutschland GmbH, a limited liability company, with registered office at Bildstraße 4, 74564 Crailsheim, registered in the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) of Ulm under register number HRB 670619, on 16 December 2010, and has also entered into a factoring agreement with Constellium Valais S.A., Sierre, a société anonyme incorporated under the laws of Switzerland with registered address at 3960 Sierre, registered under number CHE-105.980.844, on 16 December 2010, and has also entered into a factoring agreement with Constellium Singen GmbH, a limited liability company, with registered office at Alusingen-Platz 1, 78224 Singen, registered in the commercial register (*Handelsregister*) of the local court (*Amtsgericht*) of Freiburg under register number HRB 540034, on 16 December 2010 (amended and restated on 26 March 2014), and has also entered into a factoring agreement with Constellium Extrusions Děčín s.r.o., a company incorporated and existing under the laws of the Czech Republic, with its registered office at Ústecká 751/37, Děčín V-Rozbělesy, 405 02 Děčín, Czech Republic, identification number 183 80 654, registered in the Commercial Register maintained by the Regional Court in Ústí nad Labem under file number C 301, on 26 June 2015.

TBAG and the Originator have agreed to enter into this Agreement in order to amend the Factoring Agreement in accordance with this Agreement.

1. **Definitions**

Terms in italics have the meaning ascribed to them in the Factoring Agreement, unless otherwise defined herein.

2. **Amendments to the Factoring Agreement**

a) With effect of 1 January 2023 Schedule 1 (*Terms and Conditions)* clause 3. a), b) and d) shall be amended and read as follows:

"3. *Interest; Fees; Commission:*

a) *Interest Rate* (see Clause 4.1)*:* 3 months EURIBOR + 1.05 % p.a., paid monthly and calculated on the last *Business Day* of each month for the following month.

If the 3 months EURIBOR is 0% or below 0%, the *Interest Rate* is 1.05 % p.a.

Interest is stated exclusive of applicable VAT."

"b) *Unused Facility Fee:* 0.2 % p.a. of the amount of the available but unused amount of the *Settlement Account*."

"d) *Factoring Commission and Administration Fee* (see Clauses 4.1 and 8.3 of the Factoring Agreement): 0.08 % calculated on the volume of the *Receivables."*

b) With effect of 1 July 2022 Schedule 1 (*Terms and Conditions*) clause 4. shall be amended in whole and read as follows:

4. *Maximum Commitment:*

"TARGOCF will set a maximum limit [commitment] for each of Constellium Singen GmbH, Constellium Extrusions Deutschland GmbH, Constellium Valais S.A, Constellium Extrusions Děčín s.r.o., and Constellium Rolled Products Singen GmbH & Co. KG, whereby the total aggregate *Maximum Commitment* under the respective factoring agreements between TARGOCF and Constellium Singen GmbH, Constellium Extrusions Deutschland GmbH, Constellium Valais S.A., Constellium Extrusions Děčín s.r.o. and Constellium Rolled Products Singen GmbH & Co. KG shall amount to 200.000.000,00 EUR (two hundred million Euro). The respective *Maximum Commitment* can be changed upon request of the respective originator(s)."

c) With effect of 1 July 2022 Schedule 1 (Terms and Conditions) clause 6. shall be amended in whole and read as follows:

"6. *Termination Date:* 31. December 2027"

In all other respects the provisions of the Factoring Agreement shall remain unaffected.

3. PARTIAL INVALIDITY; WAIVER

3.1 Invalidity

If any provision of this Agreement should be or become invalid or unenforceable in whole or in part, this shall not affect the validity or enforceability of the remaining provisions hereof. The invalid or unenforceable provision shall be deemed replaced by that provision which best meets the intent and the economic purpose of the void or unenforceable provision.

3.2 Waiver

No failure to exercise, nor any delay in exercising, on the part of the Originator or TBAG, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

4. Effective Date

This Agreement shall become effective immediately once it is executed by the Parties.

5. APPLICABLE LAW; JURISDICTION

5.1 Applicable Law

This Agreement and all obligations arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

5.2 German Courts

The courts of Mainz have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

SIGNATORIES

TARGOBANK AG

ppa. ppa.

Signed by: Steffen Ahnert Hermann Bell

Title: Head of Risk Structured Finance Chief Credit Officer Factoring

Constellium Rolled Products Singen GmbH & Co. KG

Signed by: MARK KIRKLAND

Title: GROUP TREASURER